UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PRESIDIO PRODUCTION COMPANY

(f/k/a Presidio PubCo Inc.)

(Exact name of registrant as specified in its charter)

Delaware	39-3528250
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 W. 7th Street Suite 1500 Fort Worth, Texas 76102	84098
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, $0.0001 par value per share	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-290090

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and the redeemable warrants to purchase shares of Class A Common Stock (the “Warrants”) of Presidio Production Company, a Delaware corporation (f/k/a Presidio PubCo Inc.) (the “Company”). The description of the Company’s Class A Common Stock and Warrants as set forth under the heading “Description of Presidio Securities” in the Company’s proxy statement/prospectus filed with the Securities and Exchange Commission (the “Commission”) on January 30, 2026 and forming a part of the Company’s Registration Statement on Form S-4 (File No. 333-290090), initially filed with the Commission on September 8, 2025 (including exhibits and as subsequently amended from time to time, the “Registration Statement”) to which this Form 8-A relates, is hereby incorporated by reference. In addition, the above-referenced description included in any form of prospectus or prospectus supplement relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 4, 2026	PRESIDIO PRODUCTION COMPANY (f/k/a Presidio PubCo Inc.)

	By:	/s/ Brett Barnes
		Name:	Brett Barnes
		Title:	Executive Vice President and General Counsel

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